Exhibit 99.1

Helius (NASDAQ:HSDT), in Partnership with Pantera Capital and Summer Capital

Announces Over $500 Million in Funding to Launch SOL Treasury Company

Preeminent SOL-backed treasury vehicle - with potential to deliver over $1.25 billion - unlocks capital markets to accelerate Solana’s growth

●	The offering was led by institutional and crypto-native investors such as Pantera Capital, Summer Capital, and other prominent backers including Big Brain Holdings, Avenir, SinoHope, FalconX, Arrington Capital, Animoca Brands, Aspen Digital, Borderless, Laser Digital, HashKey Capital, and Republic Digital
●	The SOL treasury strategy will be led by incoming Director and Executive Chairman Joseph Chee (Founder and Chairman of Summer Capital and Former Head of Investment Banking, Asia at UBS), Board Observer Cosmo Jiang (General Partner at Pantera Capital) and advisor Dan Morehead (Founder and Managing Partner of Pantera Capital)

Newtown, Pa. – September 15, 2025 Helius Medical Technologies, Inc. (Nasdaq: HSDT) (“Helius” or the “Company”) today announced the pricing of an oversubscribed private investment in public equity offering (the “Offering”) for the purchase and sale of common stock (and/or pre-funded warrants to purchase shares of common stock) at a purchase price of $6.881 and stapled warrants to purchase shares of common stock with an exercise price equal to $10.134 per stapled warrant. The stapled warrants will be exercisable for a period of three years from the date of issuance.

The Offering is led by Pantera Capital, the first US institutional asset manager focused exclusively on blockchain and a pioneer in DATs, and Summer Capital, one of the earliest licensed fund managers in Asia to invest in crypto, with participation from a high-quality group of investors including Big Brain Holdings, Avenir, SinoHope, FalconX, Arrington Capital, Animoca Brands, Aspen Digital, Borderless, Laser Digital, HashKey Capital, and Republic Digital.

The closing of the Offering is expected to occur on or about September 18, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds of the Offering to implement a digital asset treasury strategy and acquire SOL, the native cryptocurrency of the Solana blockchain. SOL will serve as the Company’s primary treasury reserve asset. Solana has historically been the fastest growing blockchain, leading the industry in transaction revenue and processing more than 3,500 transactions per second. The network is also the most widely adopted, averaging about 3.7 million daily active wallets and surpassing 23 billion transactions year to date. SOL is financially productive by design, offering a ~7% native staking yield, whereas assets like BTC are non-yield-bearing. The Company intends to leverage the native yield-generating properties of Solana’s architecture – and capture opportunities in DeFi and broader onchain activity.

“We believe that Solana is a category-defining blockchain and the foundation on which a new financial system will be built,” said Dan Morehead, Founder and Managing Partner of Pantera Capital. “A productive treasury company, backing the industry’s most affordable, fastest, and most accessible network, stands to substantially increase institutional and retail access to the Solana ecosystem and help fuel its adoption around the world.”

Following closing, the Company’s management team will combine decades of experience across global capital markets and digital assets, including from incoming Director and Executive Chairman, Joseph Chee (Founder and Chairman of Summer Capital and Former Head of Investment Banking, Asia at UBS), Board Observer Cosmo Jiang (General Partner at Pantera Capital) and Strategic Advisor Dan Morehead (Founder and Managing Partner of Pantera Capital).

“As a pioneer in the digital asset treasury space, having participated in the formation of the strategy at Twenty One Capital (CEP) with Tether, Softbank and Cantor, Bitmine (BMNR) with Tom Lee and Mozayyx as well as EightCo (OCTO) with Dan Ives and Sam Altman, we have built the expertise to set up the pre-eminent Solana treasury vehicle. There is a real opportunity to drive the flywheel of creating shareholder value that Michael Saylor has pioneered with Strategy (fka Microstrategy) by accelerating Solana adoption,” said Cosmo Jiang, General Partner at Pantera Capital.

“We are thrilled to join forces with a leadership team laser-focused on maximizing SOL per share by leveraging the most commercially viable blockchain for decentralized finance and consumer applications,” said Joseph Chee, Founder and Chairman of Summer Capital. “Our thesis is that all capital markets transactions, from tokenization to payments, are moving onto blockchain rails, and Helius aims to bridge public markets with the Solana network, where we expect the majority of that activity to take place.”

SOL Treasury Strategy and Institutional Roadmap

Following closing, the Company expects to:

●	Build an initial SOL position with plans to significantly scale holdings over the next 12–24 months via a best-in-class capital markets program incorporating ATM sales and other proven strategies.
●	Evaluate staking, lending and other opportunities throughout the ecosystem to generate revenue from the SOL Treasury, while maintaining a conservative risk profile.

Transaction Overview

The Offering consists of over $500 million in proceeds from a private investment in a public equity transaction for the purchase and sale of common stock (and/or pre-funded warrants to purchase shares of common stock) and over an additional $750 million in stapled warrants to purchase shares of common stock (assuming full exercise of the stapled warrants). The stapled warrants will be exercisable for a period of three years from the date of issuance and have an exercise price equal to $10.134 per stapled warrant. Investors that intend to fund their purchase amount with locked and/or unlocked SOL in the offering will be issued and sold pre-funded warrants and stapled warrants, which warrants will become exercisable immediately following the Company's receipt of stockholder approval. The Offering is expected to close on or around September 18, 2025, subject to the satisfaction of customary closing conditions.

Upon closing, the Company intends to use the net proceeds from the Offering primarily to fund the acquisition of SOL in the open market and the establishment of the Company's SOL treasury operations, as well as for working capital and general corporate purposes.

Trading and Next Steps

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the ticker “HSDT” through the closing of the Offering, with the updated treasury strategy effective immediately following the closing.

The Company will emphasize transparency and verification of holdings, strong engagement with the SOL ecosystem and community. Additional updates on the Offering, SOL acquisitions, treasury growth, relevant Stockholder Approvals and governance measures are expected in the coming weeks.

Advisors

Clear Street served as the exclusive financial advisor and lead placement agent to the Company and Maxim Group LLC and Tiger Securities acted as co-placement agents to the Company. Honigman LLP served as counsel to the Company. Reed Smith LLP served as counsel to Pantera Capital. Cooley LLP served as counsel to Summer Capital. Winston & Strawn LLP served as counsel to Clear Street.

Disclaimer:

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Securities Disclaimer:

The offer and sale of the securities in the Offering, including the shares of common stock underlying the pre-funded warrants, are being made to institutional accredited investors in a transaction not involving a public offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506(b) of Regulation D promulgated thereunder, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities to be issued in the Offering and shares of common stock underlying the pre-funded warrants may not be offered or sold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission ("SEC") or an applicable exemption from the registration requirements of the Securities Act and such other applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator. For more information about the PoNS® or Helius Medical Technologies, visit www.heliusmedical.com.

About Pantera Capital Management LP

Pantera Capital is the first institutional investment firm focused exclusively on bitcoin, other digital currencies, and companies in the blockchain tech ecosystem. Pantera launched the first cryptocurrency fund in the United States when bitcoin was at $65 /BTC in 2013. The firm subsequently launched the first exclusively-blockchain venture fund. In 2017, Pantera was the first firm to offer an early-stage token fund. Pantera Bitcoin Fund has returned 153,159% in twelve years and has returned billions to its investors. Pantera manages $5.2bn across three strategies – passive, hedge, and venture – exclusively focused on bitcoin, other digital currencies, and companies in the blockchain tech ecosystem.

Demonstrating leadership in the Digital Asset Token (DAT) space, Pantera has invested in the first U.S. DATs (DFDV, CEP) and committed over $300 million to DAT investments, making it one of the most active investors in this area. The firm’s early and exclusive focus on blockchain has established significant credibility on Wall Street and among mainstream investors, bridging traditional finance with the emerging digital asset sector. Pantera’s largest active investment is in Solana, underscoring its strong, long-term conviction in the potential of this blockchain ecosystem.

About Summer Capital Limited

Summer Capital is a prominent investment management and advisory firm with operations spanning Hong Kong, mainland China, and Southeast Asia. The firm specializes in early-stage and growth-stage investments across “new economy” sectors such as fintech, blockchain infrastructure and applications, consumer technology, and healthcare. As a crypto pioneer in Asia, Summer Capital has been one of the earliest licensed fund managers in Asia and actively invests in crypto/blockchain sector since 2018. Most of the investment professionals at Summer Capital have extensive investment banking and/or capital markets experience which is relevant to building out DATs.

Summer Capital leverages longstanding relationships to access historically under-allocated institutional capital in Asia, enhancing its capital distribution capabilities. In addition, the firm maintains a strong conviction in Solana, and will continue to strengthen the partnerships with the Solana Foundation.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated closing date of the Offering, the anticipated use of proceeds from the announced Offering, future stockholder approvals, future announcements and priorities, expectations regarding management, corporate governance, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of SOL; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Twitter/X: @HeliusHSDT

Website: https://www.helius.company/

Linkedin: https://www.linkedin.com/company/helius-solana-company/

Media Contacts:
Helius Medical Technologies, Inc.	Philip Trip Taylor Gilmartin Group	investorrelations@heliusmedical.com

Pantera Capital Management LP		ir@panteracapital.com press@panteracapital.com